EXHIBIT 10.7

                                ST. JUDE MEDICAL
                            MANAGEMENT SAVINGS PLAN


                                ST. JUDE MEDICAL
                            MANAGEMENT SAVINGS PLAN

                               TABLE OF CONTENTS

                                                                          Page

                                   ARTICLE I
                             TITLE AND DEFINITIONS

      1.1 -   Title. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.2 -   Definitions. . . . . . . . . . . . . . . . . . . . . . . .   1

                                   ARTICLE II
                                 PARTICIPATION

      2.1 -   Participation. . . . . . . . . . . . . . . . . . . . . . .   6

                                  ARTICLE III
                               DEFERRAL ELECTIONS

      3.1 -   Elections to Defer Compensation. . . . . . . . . . . . . .   7
      3.2 -   Investment Elections . . . . . . . . . . . . . . . . . . .   9

                                   ARTICLE IV
                                    ACCOUNTS

      4.1 -   Deferral Account . . . . . . . . . . . . . . . . . . . . .  10
      4.2 -   Company Contribution Account . . . . . . . . . . . . . . .  11

                                   ARTICLE V
                                    VESTING

      5.1 -   Deferral Account . . . . . . . . . . . . . . . . . . . . .  12
      5.2 -   Company Contribution Account . . . . . . . . . . . . . . .  12

                                   ARTICLE VI
                                 DISTRIBUTIONS

      6.1 -   Distribution of Deferred Compensation. . . . . . . . . . .  13
      6.2 -   Forfeitures. . . . . . . . . . . . . . . . . . . . . . . .  15
      6.3 -   Early Distributions. . . . . . . . . . . . . . . . . . . .  15
      6.4 -   Inability to Locate Participant. . . . . . . . . . . . . .  16
      6.5 -   Trust. . . . . . . . . . . . . . . . . . . . . . . . . . .  16

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                                  ARTICLE VII
                                 ADMINISTRATION

      7.1 -   Committee. . . . . . . . . . . . . . . . . . . . . . . . .  18
      7.2 -   Committee Action . . . . . . . . . . . . . . . . . . . . .  18
      7.3 -   Powers and Duties of the Committee . . . . . . . . . . . .  18
      7.4 -   Construction and Interpretation. . . . . . . . . . . . . .  19
      7.5 -   Information. . . . . . . . . . . . . . . . . . . . . . . .  19
      7.6 -   Compensation, Expenses and Indemnity . . . . . . . . . . .  20
      7.7 -   Quarterly Statements . . . . . . . . . . . . . . . . . . .  20
      7.8 -   Disputes . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                  ARTICLE VIII
                                 MISCELLANEOUS

      8.1 -   Unsecured General Creditor . . . . . . . . . . . . . . . .  22
      8.2 -   Restriction Against Assignment . . . . . . . . . . . . . .  22
      8.3 -   Withholding. . . . . . . . . . . . . . . . . . . . . . . .  23
      8.4 -   Amendment, Modification, Suspension or Termination . . . .  23
      8.5 -   Governing Law. . . . . . . . . . . . . . . . . . . . . . .  23
      8.6 -   Receipt or Release . . . . . . . . . . . . . . . . . . . .  23
      8.7 -   Payments on Behalf of Persons Under Incapacity . . . . . .  24
      8.8 -   Headings, etc. Not Part of Agreement . . . . . . . . . . .  24

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                                ST. JUDE MEDICAL
                            MANAGEMENT SAVINGS PLAN

     WHEREAS, St. Jude Medical, Inc. (the "Company") desires to establish a deferred compensation plan to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and bonuses, effective as of February 1, 1995; and

     WHEREAS, it is believed that the adoption of this plan providing for deferred compensation at the election of each executive will be in the best interests of the Company;

     NOW, THEREFORE, it is hereby declared as follows:


                                   ARTICLE I
                             TITLE AND DEFINITIONS

1.1 - TITLE.

     This Plan shall be known as the St. Jude Medical Management Savings Plan.

1.2 - DEFINITIONS.

     Whenever the following words and phrases are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

     "Account" or "Accounts" shall mean a Participant's Deferral Account and/or Company Contribution Account.

     "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant's death (other than the death benefits described in Section 6.1(c)(1) unless such person is designated as a beneficiary under the Policy described therein). No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect, then the person designated to receive the death benefit specified in Section 6(c)(1) shall be the Beneficiary. If there is no such designation or if there is no surviving designated Beneficiary, then the Participant's surviving spouse

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shall be the  Beneficiary.  If there  is no  surviving  spouse  to  receive  any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), then Beneficiary shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder. In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead be paid (a) to that person's living parent(s) to act as custodian, (b) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (c) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

     "Board of Directors" or "Board" shall mean the Board of Directors of St. Jude Medical, Inc.

     "Bonus" shall mean any cash incentive compensation payable to a Participant in addition to the Participant's Salary prior to reduction for any salary deferral contributions to a plan qualified under Section 125 or Section 401(k) of the Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Committee appointed by the Board to administer the Plan in accordance with Article VII.

     "Company" shall mean St. Jude Medical, Inc., and, effective April 1, 1995, Pacesetter, Inc. and any successor corporations. Company shall include each corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) of which St. Jude Medical is a component member, if the Board provides that such corporation shall participate in the Plan.

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     "Company   Contribution   Account"  shall  mean  the  bookkeeping   account
maintained by the Committee for each Participant that is credited with an amount equal to the Company Contribution Amount, if any, and earnings or losses pursuant to Section 4.2.

     "Company Contribution Amount" shall mean, for each Participant for a Plan Year the sum of the following amounts:

          (1) An amount equal to the Participant's Compensation deferred under this Plan for a Plan Year, provided that the maximum amount under this clause (1) shall not exceed the excess of 3% of the Participant's Compensation paid that Plan Year over the Company's matching contribution that would have been made under the Profit Sharing Plan for the Participant if the Participant made the maximum Section 401(k) deferral permitted to highly compensated employees under the Profit Sharing Plan. For purposes of this 3% limitation, Compensation shall mean the Salary paid during a Plan Year plus the Bonus paid in that Plan Year, even though such Bonus is paid with respect to services performed in a prior Plan Year.

          (2) An amount equal to A multiplied by B where:

              A equals the excess of the Participant's Compensation for the Plan Year over the Code Section 401(a)(17) limit for the Plan Year, and

              B equals the rate of contributions made by the Company, if any, with respect to compensation in excess of the social security wage base under the Profit Sharing Plan.

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              By way of  example,  assume  a  Participant  has  Compensation  of
              $180,000 in 1995 and the Employer contribution to the Profit Sharing Plan equals 5% of compensation (below the social security wage base) and 10% of compensation in excess of the social security wage base. The Company Contribution Amount shall equal 10% of ($180,000 minus $150,000), or $3,000.

          (3) An additional discretionary amount allocated to Participants under this Plan, as determined by the Board. Such amount may differ from Participant to Participant (both in dollar amount and as a percentage of compensation).

Notwithstanding the above, in the case of a Participant who is not eligible to participate in the Profit Sharing Plan, the amounts set forth in clause (1) and
(2) above shall be zero.

     "Compensation" shall mean the Salary and Bonus that the Participant is entitled to for services rendered to the Company.

     "Deferral Account" shall mean the bookkeeping account maintained by the Committee for each Participant that is credited with amounts equal to (1) the portion of the Participant's Salary that he or she elects to defer, (2) the portion of the Participant's Bonus that he or she elects to defer, and (3) interest pursuant to Section 4.1.

     "Distributable Amount" shall mean the amount credited to a Participant's Deferral Account and the vested portion of the amount credited to his or her Company Contribution Account.

     "Effective Date" shall mean February 1, 1995.

     "Eligible Employee" shall mean each executive officer of the Company whose Compensation (as described in the next sentence) exceeds $150,000. For this purpose, Compensation shall mean the Salary payable for the current Plan Year plus the Bonus paid in the prior Plan Year (with respect to services performed in the second preceding Plan Year). Once an executive officer becomes an Eligible Employee, such individual shall remain an Eligible Employee as long as he or she remains an executive officer unless the individual's Compensation for a subsequent Plan Year does not exceed $100,000.

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     "Fund" or "Funds"  shall mean one or more of the mutual  funds or contracts selected by the Committee pursuant to Section 3.2(b).

     "Initial Election Period" for an Eligible Employee shall mean the 30-day period following the later of January 1, 1995 (April 1, 1995, for employees of Pacesetter, Inc.) or the Eligible Employee's date of hire.

     "Interest Rate" shall mean, for each Fund, an amount equal to the net rate of gain or loss on the assets of such Fund during each month.

     "Participant" shall mean any Eligible Employee who becomes a Participant in accordance with Section 2.1.

     "Payment Eligibility Date" shall mean the first day of the month following the end of the calendar quarter in which a Participant terminates employment or dies.

     "Plan" shall mean the St. Jude Medical Management Savings Plan set forth herein, now in effect, or as amended from time to time.

     "Plan Year" shall mean the 12 consecutive month period beginning on January 1, provided, however, that the first Plan Year shall be a short year beginning on February 1, 1995 and ending on December 31, 1995.

     "Profit Sharing Plan" shall mean the St. Jude Medical Profit Sharing Employee Savings Plan.

     "Salary" shall mean the Participant's base salary prior to reduction for any salary deferral contributions to a plan qualified under Section 125 or
Section 401(k) of the Code.

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                                   ARTICLE II
                                 PARTICIPATION

2.1 - PARTICIPATION.

     An Eligible Employee shall become a Participant in the Plan by (1) electing to defer a portion of his or her Compensation in accordance with Section 3.1, and (2) filing a life insurance application form along with his or her deferral election form.

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                                  ARTICLE III
                               DEFERRAL ELECTIONS

3.1 - ELECTIONS TO DEFER COMPENSATION.

     (a) Initial Election Period. Subject to Section 2.1, each Eligible Employee may elect to defer Compensation by filing with the Committee an election that conforms to the requirements of this Section 3.1, on a form provided by the Committee, no later than the last day of his or her Initial Election Period.

     (b) General Rule. The amount of Compensation which an Eligible Employee may elect to defer is as follows:

         (1)  Any percentage of Salary up to 50%; and/or

         (2)  Any percentage or dollar amount of Bonus up to 100%;

provided,   however,   that  no  election  shall  be  effective  to  reduce  the
Compensation paid to an Eligible Employee for a calendar year to an amount which is less than the Social Security Wage Base for such calendar year.

     (c) Minimum Deferrals. For each year during which an Eligible Employee is a Participant, the minimum amount that may be elected under Section 3.1(b) is 5% of the Participant's Salary. Such minimum may be satisfied by deferring Salary and/or the Bonus payable for services rendered for such Plan Year (even though it is not paid until the next Plan Year); provided that if Salary is deferred, the minimum deferral is 5%. Accordingly, if no Salary is deferred for a Plan Year and the total amount of the Bonus elected to be deferred with respect to that Plan Year is in fact less than 5% of the Participant's Salary, then no portion of the Bonus shall be deferred.

     (d) Effect of Initial Election. An election to defer Compensation during an Initial Election Period shall be effective with respect to Salary earned during the first pay period beginning after the end of the Initial Election Period. Notwithstanding anything in paragraphs (a), (d), (g) or (f) of this Section 3.1 to the contrary, for the first Plan Year only, an Eligible Employee may elect, no later than January 31, 1995 (March 31, for Pacesetter, Inc. employees), to defer any Bonus which is subsequently declared and paid for services performed during the Company's fiscal year ending on December 31, 1995.

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     (e) Duration of Salary Deferral Election. Any Salary deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall remain in effect, notwithstanding any change in the Participant's Salary, until changed or terminated in accordance with the terms of this paragraph (e); provided, however, that such election shall terminate for any Plan Year for which the Participant is not an Eligible Employee. Subject to the minimum deferral requirement of Section 3.1(c) and the limitations of Section 3.1(b), a Participant may increase, decrease or terminate his or her Salary deferral election, effective for Salary earned during pay periods beginning after any January 1, by filing a new election, in accordance with the terms of this
Section 3.1, with the Committee on or before the preceding December 1.

     (f) Duration of Bonus Deferral Election. Any Bonus deferral election made under paragraph (a) or paragraph (g) of this Section 3.1 shall be irrevocable and, except as provided in paragraph (a), shall apply only to the Bonus payable with respect to services performed during the Plan Year for which the election is made. For each subsequent Plan Year, an Eligible Employee may make a new election, subject to the limitations set forth in this Section 3.1, to defer a percentage of his or her Bonus. Such election shall be on forms provided by the Committee and shall be made on or before the December 1 preceding the Plan Year for which the election is to apply.

     (g) Elections other than Elections during the Initial Election Period. Subject to the minimum deferral requirement of paragraph (c) above, any Eligible Employee who fails to elect to defer compensation during his or her Initial Election Period may subsequently become a Participant, and any Eligible Employee who has terminated a prior Salary deferral election may elect to again defer Salary, by filing an election, on a form provided by the Committee, to defer Compensation as described in paragraph (b) above. An election to defer Salary and/or Bonus must be filed on or before December 1 and will be effective for Salary earned during pay periods beginning after the following January 1 and the Bonus paid with respect to services performed in the Plan Year beginning on the following January 1.

3.2 - INVESTMENT ELECTIONS.

     (a) At the time of making the deferral elections described in Section 3.1, the Participant shall designate, on a form provided by the Committee, which of the following types of mutual funds or contracts the Participant's Account will be deemed to be invested in for purposes of determining the amount of earnings to be credited to that Account:

         1)   Money Market Fund

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         2)   Common Stock Fund
         3)   International Equity Fund
         4)   Balanced Fund

In making the designation pursuant to this Section 3.2, the Participant may specify that all or any multiple of his Deferral Account (in excess of 10%) be deemed to be invested in one or more of the types of mutual funds or contracts listed above. Effective as of the end of any calendar quarter, a Participant may change the designation made under this Section 3.2 by filing an election, on a form provided by the Committee, at least 30 days prior to the end of such quarter. If a Participant fails to elect a type of fund under this Section 3.2, he or she shall be deemed to have elected the Money Market Fund.

     (b) Although the Participant may designate the type of mutual funds or contracts in paragraph (a) above, the Committee shall select from time to time, in its sole discretion, a commercially available fund or contract of each of the types described in paragraph (a) above to be the Funds. The Interest Rate of each such commercially available fund or contract shall be used to determine the amount of earnings or losses to be credited to Participants' Accounts under
Article IV.

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                                   ARTICLE IV
                                    ACCOUNTS

4.1 - DEFERRAL ACCOUNT.

     The Committee shall establish and maintain a Deferral Account for each Participant under the Plan. Each Participant's Deferral Account shall be further divided into separate subaccounts ("mutual fund subaccounts"), each of which corresponds to a mutual fund or contract elected by the Participant pursuant to
Section 3.2(a). A Participant's Deferral Account shall be credited as follows:

     (a) As of the last day of each month, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to Salary deferred by the Participant during each pay period ending in that month in accordance with the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Salary that the Participant has elected to be deemed to be invested in a certain type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund;

     (b) As of the last day of the month in which the Bonus or partial Bonus would have been paid, the Committee shall credit the mutual fund subaccounts of the Participant's Deferral Account with an amount equal to the portion of the Bonus deferred by the Participant's election under Section 3.2(a); that is, the portion of the Participant's deferred Bonus that the Participant has elected to be deemed to be invested in a particular type of mutual fund shall be credited to the mutual fund subaccount corresponding to that mutual fund; and

     (c) As of the last day of each month, each mutual fund subaccount of a Participant's Deferral Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to Section 3.2(b).

4.2 - COMPANY CONTRIBUTION ACCOUNT.

     The Committee shall establish and maintain a Company Contribution Account for each Participant under the Plan. Each Participant's Company Contribution Account shall be further divided into separate mutual fund subaccounts corresponding to the mutual fund or contract elected by the Participant pursuant

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to  Section  3.2(a).  A  Participant's  Company  Contribution  Account  shall be credited as follows:

     (a) As of the last day of each Plan Year, the Committee shall credit the mutual fund subaccounts of the Participant's Company Contribution Account with an amount equal to the Company Contribution Amount, if any, applicable to that Participant; that is, the portion of the Company Contribution Amount, if any, which the Participant elected to be deemed to be invested in a certain type of mutual fund shall be credited to the corresponding mutual fund subaccount; and

     (b) As of the last day of each month, each mutual fund subaccount of a Participant's Company Contribution Account shall be credited with earnings or losses in an amount equal to that determined by multiplying the balance credited to such mutual fund subaccount as of the last day of the preceding month by the Interest Rate for the corresponding Fund selected by the Company pursuant to
Section 3.2(b).

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                                   ARTICLE V
                                    VESTING

5.1 - DEFERRAL ACCOUNT.

     A Participant's Deferral Account shall be 100% vested at all times.

5.2 - COMPANY CONTRIBUTION ACCOUNT.

     (a) A Participant's Company Contribution Account shall vest and become nonforfeitable as follows:

         Years of Vesting Service Earned
       by the Participant Under the Profit
         Sharing Plan (Including Vesting
          Service Earned Prior to 1995)            Percentage Vested

                  Less than 2                               0%
                      2                                    25%
                      3                                    50%
                      4                                    75%
                      5 or more                           100%

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                                   ARTICLE VI
                                 DISTRIBUTIONS

6.1 - DISTRIBUTION OF DEFERRED COMPENSATION.

     (a) In the case of a Participant who terminates employment with the Company and who either (i) terminates as a result of a long-term disability (as defined in the Company's long-term disability plan for executives), or (ii) who is 100% vested in his or her Company Contribution Account under this Plan, the Distributable Amount shall be paid to the Participant (and after his death to his or her Beneficiary) in the form of a substantially equal quarterly installments over 15 years beginning on his or her Payment Eligibility Date. Notwithstanding the foregoing, a Participant described in the preceding sentence may elect one of the following optional forms of distribution provided that his or her election is filed with the Committee at least one year prior to his or her termination of employment or, if later, January 31, 1995 (March 31 for Pacesetter, Inc. employees):

         (1) a cash lump sum payable on the Participant's Payment Eligibility Date, and

         (2) substantially equal quarterly installments over five or ten years beginning on the Participant's Payment Eligibility Date.

Notwithstanding this subsection, if the Distributable Amount is $25,000 or less, the Distributable Amount shall automatically be distributed in the form of a cash lump sum on the Participant's Payment Eligibility Date. The Participant's Accounts shall continue to be credited monthly with earnings pursuant to Section
4.1 of the Plan until all amounts credited to his or her Accounts under the Plan have been distributed. For all purposes under this Plan, a Participant shall not be considered terminated from employment if the Participant remains employed by a member of the Company's controlled group of corporations (within the meaning of Section 414(b) of the Code), even if such member is not a Company. However, if the Employee is employed by a Company or a member of its controlled group and such entity ceases to be a member of such controlled group as a result of a sale or other corporate reorganization, such sale or other corporate reorganization shall be treated as termination of employment unless immediately following such event and without any break in employment the Participant remains employed by Company or another corporation which is a member of its controlled group of corporations or the former member of the controlled group assumes liability for the benefit of the Participant.

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     (b) In the case of a Participant  who terminates  employment  prior to 100%
vesting in his or her Company Contribution Account and for reasons other than a long-term disability or death, the Distributable Amount shall be paid to the Participant in the form of a cash lump sum on the Participant's Payment Eligibility Date.

     (c) In the case of a Participant who dies while employed by the Company, the following benefits shall be provided:

         (1) That portion of the death benefit of any life insurance policy purchased by the trustee of the Trust described in Section 6.5 to insure the life of the Participant (the "Policy") which is equal to:

              (x) in the case of Participants not employed by Pacesetter, Inc. two times the sum of the Participant's Salary in effect at the time the Participant dies plus the Participant's Bonus paid or payable for services performed in the Plan Year prior to the Plan Year in which Participant dies or (y) in the case of Participants employed by Pacesetter, Inc., three times the Salary in effect at the time the Participant dies, shall be paid to Participant's beneficiary under the Policy by the insurance company which issued the Policy. Any such Policy shall be subject to certain conditions set forth in a "Split-Dollar Life Insurance Agreement" between the Participant and the Company, pursuant to which the Participant may designate a beneficiary with respect to the portion of the


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     Policy  proceeds  described  in the  preceding  sentence  in the  event the
     Participant dies prior to terminating employment with the Company. The Participant shall have the right to designate and change such beneficiary (which need not be his Beneficiary) at any time on a form provided by and filed with the insurance company. If no such form is on file with the insurance company, the insurance proceeds designated in this paragraph (1) shall be paid to the Beneficiary. The benefit payable pursuant to this paragraph (1) shall only be paid if the insurance company agrees that the Participant is insurable and shall be subject to all conditions and exceptions set forth in the applicable insurance policy. Notwithstanding the foregoing, no benefit shall be payable pursuant to this paragraph (1) if the Participant dies within sixty days of the first day of the month in which Compensation is first credited to the Participant's Account. A Participant who is entitled to a death benefit pursuant to this paragraph
     (1) shall not be entitled to any other group term life insurance benefits from the Company under this Plan or any other policy provided by the Company. Notwithstanding any provision of this Plan or any other document to the contrary, neither the Trust nor Company shall have any obligation to pay the Participant or his beneficiary any amounts described in this
     Section 6.1(c)(1); all such amounts due pursuant to Section 6.1(c)(1) shall be payable solely from the proceeds of the Policy, if any. Furthermore, neither the Trust nor the Company is obligated to maintain the Policies; no death benefit shall be payable hereunder if the Trust has been notified by the Committee to discontinue the Policy for the Participant. In addition, no Policy shall be allocated to any Account.

         (2) The Distributable Amount shall be paid to the Participant's Beneficiary in a lump sum.

6.2 - FORFEITURES.

     When a Participant (or, in the case of his or her death, the Participant's Beneficiary) receives a distribution of benefits under this Plan, the portion of his or her Company Contribution Account which is not vested shall be forfeited, and the Company shall have no obligation to the Participant (or Beneficiary) with respect to such forfeited amount.

6.3 - EARLY DISTRIBUTIONS.

     Participant  shall be  permitted  to elect to withdraw  amounts  from their
Accounts  prior  to  termination   of  employment   with  the  Company   ("Early
Distributions"), subject to the following restrictions:

     (a) The election to take an Early Distribution shall be made by filing a form provided by and filed with the Committee prior to the end of any calendar month.

     (b) The amount of the Early Distribution shall in all cases equal 90% of the Distributable Amount as of the end of the calendar month as of which the distribution is to be made.

     (c) The amount described in subsection (b) above shall be paid in a single cash lump sum as soon as practicable after the end of the calendar month in which the Early Distribution election is made.

     (d) If a Participant receives an Early Distribution, the remaining balance of his or her Accounts (including both the portion, if any, which is not vested and 10% of the Distributable Amount) shall be permanently forfeited and the Company shall have no obligation to the Participant or his Beneficiary with respect to such forfeited amount.

     (e) If a Participant receives an Early Distribution, the following rules will apply for the balance of the Plan Year and for the following Plan Year: (i) the Participant will be ineligible to participate in the Plan, (ii) the Participant will not receive any allocations of Company Contribution Amounts and
(iii) neither the Participant (nor his Beneficiary or beneficiaries) shall be entitled to death benefits under Section 6.1(c)(1) or (2).

6.4 - INABILITY TO LOCATE PARTICIPANT.

     In the event that the Committee is unable to locate a Participant or Beneficiary within two years following the Participant's Payment Eligibility Date, the amount allocated to the Participant's Deferral Account and Company Contribution Amounts shall be forfeited. If, after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated without interest or earnings, provided that Section 6.2 shall still apply.

6.5 - TRUST.

     (a) The Company shall cause the payment of benefits under this Plan (excluding amounts described in Section 6.1(c)(1)) to be made in whole or in part by the Trustee of the St. Jude Medical Management Savings Plan Rabbi Trust (the "Trust") in accordance with the provisions of this Section 6.5. As soon as practicable after the end of each Plan Year (but no later than the tax return due date of the Company for such year), the Company shall contribute to the Trust for each Participant an amount equal to the amount deferred by the Participant for the Plan Year and the Company Contribution Amount for the Participant for the Plan Year. The Company shall also contribute cash in amounts approximately equal to the "cost of insurance" (as defined in each Policy) needed to fund the death benefits described in Section 6.1(c)(1); provided that such obligation shall not apply with respect to a Policy if (1) the Committee has directed to the Trust to discontinue the Policy, (2) the Participant is no longer employed by the Employer, or (3) the Participant is not entitled to a death benefit under the Policy because he has taken an early distribution (as described in Section 6.4 of the Plan). Notwithstanding the foregoing, prior to the date the Policies are contributed to the Trust, the amounts described in the preceding two sentences shall be used to pay premiums on the Policy, rather than contributed to the Trust.

     (b) The Committee shall direct the Trustee to pay the Participant or his Beneficiary at the time and in the amount described in Article VI (excluding amounts described in Section 6.1(c)(1)). In the event the amounts held under the Trust are not sufficient to provide the full amount (excluding amounts described in Section 6.1(c)(1)) payable to the Participant, the Company shall pay for the remainder of such amount at the time set forth in Article VI (excluding amounts described in Section 6.1(c)(1)).

                                  ARTICLE VII
                                 ADMINISTRATION


7.1 - COMMITTEE.

     A committee shall be appointed by, and serve at the pleasure of, the Board of Directors. The number of members comprising the Committee shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board.

7.2 - COMMITTEE ACTION.

     The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee.

7.3 - POWERS AND DUTIES OF THE COMMITTEE.

     (a) The Committee, on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

         (1) To select the funds or contracts to be the Funds in accordance with Section 3.2(b) hereof;

         (2)  To construe and interpret the terms and provisions of this Plan;

         (3) To compute and certify to the amount and kind of benefits payable to Participants and their Beneficiaries;

         (4)  To  maintain   all  records   that  may  be   necessary   for  the
              administration of the Plan;

         (5) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;

         (6)  To make and publish such rules for the  regulation of the Plan and
              procedures  for  the   administration  of  the  Plan  as  are  not
              inconsistent with the terms hereof;

         (7) To appoint a plan administrator or any other agent, and to delegate to them such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe; and

         (8) To take all actions set forth in the Trust agreement, including determining whether to hold or discontinue the Policies.

7.4 - CONSTRUCTION AND INTERPRETATION.

     The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Company and any Participant or Beneficiary. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

7.5 - INFORMATION.

     To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their death or other cause of termination, and such other pertinent facts as the Committee may require.

7.6 - COMPENSATION, EXPENSES AND INDEMNITY.

     (a) The members of the Committee shall serve without compensation for their services hereunder.

     (b) The Committee is authorized at the expense of the Company to employ such legal counsel as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan shall be paid by the Company.

     (c) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law.

7.7 - QUARTERLY STATEMENTS.

     Under procedures established by the Committee, a Participant shall receive a statement with respect to such Participant's Accounts on a quarterly basis as of each March 31, June 30, September 30 and December 31.

7.8 - DISPUTES.

     (a) Claim.

     A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as "Claimant") may file a written request for such benefit with the Employer, setting forth his or her claim. The request must be addressed to the President of the Employer at its then principal place of business.

     (b) Claim Decision.

     Upon receipt of a claim, the Employer shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Employer may, however, extend the reply period for an additional ninety (90) days for special circumstances.

     If the claim is denied in whole or in part, the Employer shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (A) the specified reason or reasons for such denial; (B) the specific reference to pertinent provisions of this Agreement on which such denial is based; (C) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (D) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (E) the time limits for requesting a review under subsection (c).

     (c) Request for Review.

     Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Committee review the determination of the Employer. Such request must be addressed to the Secretary of the employer, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty
(60) day period, he or she shall be barred and estopped from challenging the Employer's determination.

     (d) Review of Decision.

     Within sixty (60) days after the Committee's receipt of a request for review, after considering all materials presented by the Claimant, the Committee will inform the Participant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 - UNSECURED GENERAL CREDITOR.

     Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust described in Section 6.5) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2 - RESTRICTION AGAINST ASSIGNMENT.

     The Company shall pay all amounts payable hereunder only to the person or persons designated by the Plan and not to any other person or corporation. No part of a Participant's Accounts shall be liable for the debts, contracts, or engagements of any Participant, his or her Beneficiary, or successors in interest, nor shall a Participant's Accounts be subject to execution by levy, attachment, or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, sell, transfer, commute, pledge, encumber, or assign any benefits or payments hereunder in any manner whatsoever. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, commute, assign, pledge, encumber or charge any distribution or payment from the Plan, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Committee shall direct.

8.3 - WITHHOLDING.

     There shall be deducted from each payment made under the Plan or any other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or compensation) by the amount of cash sufficient to provide the amount of said taxes.

8.4 - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION.

     The Chief Executive Officer of St. Jude Medical, Inc. may amend, modify, suspend or terminate the Plan in whole or in part, except that no amendment, modification, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant's Accounts (neither the Policies themselves, nor the death benefit described in Section 6.1(c)(1) shall be treated as allocated to Accounts). In addition, the Chief Executive Officer has the right to amend or terminate Section 6.1(c)(1). In the event that this Plan is terminated, the amounts allocated to a Participant's Accounts (regardless of whether such amounts had become vested) shall be distributed to the Participant or, in the event of his or her death, his or her Beneficiary in a lump sum within thirty (30) days following the date of termination.

8.5 - GOVERNING LAW.

     This Plan shall be construed, governed and administered in accordance with the laws of the State of Minnesota.

8.6 - RECEIPT OR RELEASE.

     Any payment to a Participant or the Participant's Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

8.7 - PAYMENTS ON BEHALF OF PERSONS UNDER INCAPACITY.

     In the event that any amount becomes payable under the Plan to a person who, in the sole judgement of the Committee, is considered by reason of physical or mental condition to be unable to give a valid receipt therefore, the Committee may direct that such payment be made to any person found by the Committee, in its sole judgement, to have assumed the care of such person. Any payment made pursuant to such determination shall constitute a full release and discharge of the Committee and the Company.

8.8 - HEADINGS, ETC. NOT PART OF AGREEMENT.

     Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.


     IN WITNESS WHEREOF, the Company has caused this document to be executed by its duly authorized officer on this ________ day of __________, 1995.


                                      ST. JUDE MEDICAL, INC.


                                      By _______________________________________



                                      By _______________________________________